Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel J. Starks, John C. Heinmiller and Pamela S. Krop, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the St. Jude Medical, Inc. 2007 Stock Incentive Plan, as amended from time to time, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 11th day of May, 2011, by the following persons:

Signature	Title

/s/ Daniel J. Starks	President, Chief Executive Officer and Chairman
Daniel J. Starks	(principal executive officer)

/s/ John C. Heinmiller	Executive Vice President and Chief Financial
John C. Heinmiller	Officer
(principal financial and accounting officer)

/s/ John W. Brown	Director
John W. Brown

Director
Richard R. Devenuti

/s/ Stuart M. Essig	Director
Stuart M. Essig

Director
Thomas H. Garrett III

/s/ Barbara B. Hill	Director
Barbara B. Hill

/s/ Michael A. Rocca	Director
Michael A. Rocca

/s/ Wendy L. Yarno	Director
Wendy L. Yarno